UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

LIGHTSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-131857	04-3572975
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

529 Main Street, Ste 330 Boston, Massachusetts	02129
(Address of principal executive offices)	(Zip Code)

(617) 868-1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At its Annual Meeting of Stockholders held on December 10, 2007, the Company's stockholders approved and ratified the following actions:

1. Election of Directors:

The following individuals were elected as directors of the Company:

	Number of Votes For	Number of Votes Withheld

Gary Florindo	8,036,950	0
Robert U. Giannini	7,189,958	846,992
Joseph Parkinson	7,255,622	781,328

to serve until the 2008 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

2. 5,627,462 shares were voted in favor of the approval of the adoption of the 2007 Stock Incentive Plan, 2,409,488 shares were voted against, and there were no abstentions.

3. 8,036,950 shares were voted in favor of the appointment of Miller Wachman, LLP as independent auditors of the Company until the next Annual Meeting of Stockholders, no shares were voted against, and there were no abstentions.

In August 2007, ten year options to purchase 1,362,085 shares and 305,650 shares under the 2007 Stock Incentive Plan, exercisable at a price of $1.10 per share, were granted, respectively, to Joseph Parkinson, a director and consultant of the Company, and Robert Giannini, a director of the Company. In September 2007, ten year options to purchase 493,221 shares, 208,475 shares and 208,475 shares under the 2007 Stock Incentive Plan, exercisable at a price of $1.10 per share, were granted, respectively, to Gary Florindo, Louis Nunes and Brian Batease. Mr. Florindo, Mr. Nunes, and Mr. Batease are officers of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightspace Corporation

Date: December 10, 2007

	By:	/s/ Gary Florindo
Gary Florindo
President, Chief Executive Officer and Director